As filed with the Securities and Exchange Commission on March 31, 2004.

                                      Registration No. 333-113426

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                POST-EFFECTIVE AMENDMENT No. 1 to
                            FORM S-8

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       GRAHAM CORPORATION
     (Exact name of registrant as specified in its charter)

           Delaware                         16-1194720
(State or other jurisdiction of   (I.R.S Employer Identification
incorporation or organization)                 No.)

                       20 Florence Avenue
                     Batavia, New York 14020
   (Address of Principal Executive Offices including Zip Code)

 2000 Graham Corporation Incentive Plan to Increase Shareholder
                              Value
                    (Full title of the plan)

                          Alvaro Cadena
              President and Chief Executive Officer
                       Graham Corporation
                       20 Florence Avenue
                     Batavia, New York 14020
             (Name and address of agent for service)

                         (585) 343-2216
  (Telephone number, including area code, of agent for service)

                         With copies to:
                   William A. Smith, Jr., Esq.
                        Smith Law Office
                    Professional Corporation
                         7 State Street
                    Pittsford, New York 14534
                         (585) 385-1890

                 CALCULATION OF REGISTRATION FEE

Title of securities  Amount to be   Proposed maximum  Proposed   Amount of
to be registered     registered(1)  offering price    maximum    registration
                                    per share(2)      aggregate  fee(2)
                                                      price(2)
------------------------------------------------------------------------------
Common Stock,        150,000 shares
$0.10 par value
------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, there are also being registered such additional shares of Common Stock as may become issuable pursuant to stock splits, stock dividends and similar transactions.

(2) The filing fee for the registered securities was previously paid with the Registration Statement.

     This Post-Effective Amendment No. 1 to Registration
Statement No. 333-113426 has been filed to include the form of re-offer prospectus to be used by directors and officers of Graham Corporation in order to permit such persons to sell or otherwise dispose of securities received upon the exercise of stock options granted under the 2000 Graham Corporation Incentive Plan to Increase Shareholder Value ("Plan"). The form of Reoffer Prospectus is included herein immediately following page 7.


                             PART I


      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participants in 2000 Graham Corporation Incentive Plan to Increase Shareholder Value as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").


     Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                             PART II


       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
     The following documents previously filed with the Securities and Exchange Commission by the Registrant are incorporated herein by reference as of their respective dates:

     (1) the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2003;

     (2) the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 2003;

     (3)  the Registrant's Current Reports on Form 8-K filed on June
          6, 2003, July 28, 2003, October 28, 2003 and February 3, 2004,
          respectively; and

     (4)  the description of the Registrant's Common Stock, par value
          $0.10 per share, contained in the Registrant's Registration Statement on Form 8-A, as amended by Form 8, filed with the Securities and Exchange Commission on March 2, 1990 (SEC File No. 900-70376) and including any other amendments of reports filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         Not applicable.

Item 6.  Indemnification of Directors and Officers.
         With respect to indemnification of directors and officers,
Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Under this provision of the DGCL, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     Furthermore, the DGCL provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     The Registrant's Certificate of Incorporation (the "Certificate of Incorporation") provides for limitation of the liability of directors to the Registrant and its stockholders and for indemnification of directors, officers, employees and agents of the Registrant, respectively, to the maximum extent permitted by the DGCL and provides that such rights of indemnification shall be in addition to any rights to which any such director, officer, employee or agent may otherwise be entitled to under any other statute, the Certificate of Incorporation or by virtue of any agreement or vote of the stockholders or disinterested directors or otherwise both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     The Certificate of Incorporation further provides that directors are not liable to the Registrant or its stockholders for monetary damages for breaches of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Registrant or its stockholders,
(b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) for dividend payments or stock repurchases in violation of Delaware law, or (d) for any transaction from which the director derived any improper personal benefit.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed.
         Not applicable

Item 8.  Exhibits.
4.1 Certificate of Incorporation of Graham Corporation, as amended, incorporated by reference to Exhibit
      3(a) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31,1989 (SEC File
      No. 900-46589), filed with the Securities and Exchange Commission pursuant to the Securities
      Exchange Act.

4.2 By-Laws of Graham Corporation, incorporated by reference to Exhibit 3.2(ii) to the Registrant's
      Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003 (SEC File No. 001-08462), filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act.

4.3   2000 Graham Corporation Incentive Plan to Increase
      Shareholder Value, incorporated by reference to Appendix A to the Registrant's Proxy Statement dated
      June 29, 2001 for its 2001 Annual Meeting of
      Stockholders held on July 26, 2001, filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act.

*5.1 Opinion of Counsel as to legality of securities being registered

*23.1 Consent of Counsel (contained in Exhibit 5)

*23.2 Consent of Deloitte & Touche LLP

*24 Power of Attorney (included in the signature pages to the Registration Statement).

* Exhibits filed with this Post-Effective amendment No. 1

Item 9.  Undertakings.

     (a) The undersigned Registrant hereby undertakes (subject to the provision contained in Item 512(a) of Regulation S-K):

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                        EXPLANATORY NOTE

This registration statement includes or is deemed to include two forms of prospectus: one to be sent or given to certain participants (the "Participant Prospectus") in the 1995 Graham Corporation Incentive Plan to Increase Shareholder Value ("Plan") pursuant to Part I of Form S-8 and Rule 428(b)(1) under the Securities Act of 1933, as amended ("Securities Act"), and one to be used in connection with reoffers and resales (the "Re-Offer Prospectus") of shares by participants in the Plan as contemplated by Instruction C to Form S-8 under the Securities Act. The form of Participant Prospectus has been omitted from this registration statement as permitted by Part I of Form S-8. The form of Re-Offer Prospectus is included herein immediately following this page.

                        REOFFER PROSPECTUS

                       GRAHAM CORPORATION

                 150,000 SHARES OF COMMON STOCK

   OFFERED OR TO BE OFFERED BY CERTAIN SELLING STOCKHOLDERS OF
    GRAHAM CORPORATION FOLLOWING THEIR ACQUISITION UNDER THE
                     2000 GRAHAM CORPORATION
           INCENTIVE PLAN TO INCREASE SHAREHOLDER VALUE


     Certain of our directors and officers, all of whom are named in this prospectus as selling stockholders, from time to time may offer up to 150,000 shares of Graham Common Stock which they have acquired under the 2000 Graham Corporation Incentive Plan to Increase Shareholder Value ("Plan"). The shares may be sold directly by the holder to purchasers or may be given by the holder to donees, such as members of the holder's family or charitable organizations, and then sold by the donee to the purchasers. Sales may occur through the facilities of the American Stock Exchange, on which the shares are listed, or may occur privately, at prevailing market prices or at negotiated prices. Sales may be made through brokers or to dealers, who are expected to receive customary commissions or discounts. We will not receive any of the proceeds from such sales. We will bear the costs relating to the registration of the shares being offered by this prospectus, other than commissions or discounts to brokers or dealers.

     The selling stockholders, as well as any participating brokers and dealers, may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. If this occurs, any profit on the sale of shares by those selling stockholders and any commissions or discounts received by those brokers or dealers may be deemed to be underwriting compensation under the Securities Act.

     Our common stock is traded on the American Stock Exchange under the symbol "GHM". On March 29, 2004, the closing price of our common stock on the American Stock Exchange was $10.91 per share.

     THIS INVESTMENT INVOLVES RISKS.  SEE "RISK FACTORS"
BEGINNING AT PAGE 13

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION
PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     No person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this Prospectus, in connection with the offer contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by Graham Corporation. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Neither delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof.

     Our executive offices are located at 20 Florence Avenue, Batavia, New York 14020, and our telephone number is (585) 343-
2216.

         The date of this prospectus is March 31, 2004.


                        TABLE OF CONTENTS

Certain Definitions.........................................2

Additional Information......................................2

Incorporation of Certain Documents by Reference.............3

Forward-Looking Statements..................................4

Risk Factors................................................4

Our Company.................................................6

Use of Proceeds.............................................8

Selling Stockholders........................................8

Plan of Distribution........................................10

Experts.....................................................10

                       CERTAIN DEFINITIONS

     Unless otherwise stated in this prospectus:

          "Company," "we," "us," "our" and "Registrant" refers to
       Graham Corporation; and

          "common stock" refers to our Common Stock, par value $0.10 per share.


                     ADDITIONAL INFORMATION

     We file annual and quarterly reports, proxy statements and other information required by the Securities Exchange Act of 1934 with the Securities and Exchange Commission. You may read and copy any of these filed documents at the Securities and Exchange Commission's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. Our Securities and Exchange Commission filings are also available to the public from the Securities and Exchange Commission's web site located at http://www.sec.gov. Copies of these reports, proxy statements and other information can also be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

     We have filed with the Securities and Exchange Commission a registration statement on Form S-8 under the Securities Act with respect to the common stock. This prospectus, which constitutes a part of that registration statement, does not include all the information contained in that registration statement and its exhibits. For further information with respect to us and to the common stock being offered hereby, you should consult the registration statement and its exhibits. Statements contained in this prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the Securities and Exchange Commission. The registration statement and any of its amendments, including exhibits filed as a part of the registration statement or an amendment to the registration statement, are available for inspection and copying through the entities listed above.


         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission allows us to "incorporate by reference" the information that we file with it, which means that we can disclose important information to you by referring you to the other information we have filed with the Securities and Exchange Commission. The information that we incorporate by reference is considered to be part of this prospectus, and information that we file later with the Securities and Exchange Commission, as described below, will automatically update and supersede this information.

     We incorporate by reference the documents listed below and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act from the date of filing such documents with the Securities and Exchange Commission:

     (5)  our Annual Report on Form 10-K for the fiscal year ended
          March 31, 2003;

     (6)  our Quarterly Report on Form 10-Q for the quarter ended
          December 31, 2003;

     (7) our Current Reports on Form 8-K filed on June 6, 2003, July 28, 2003, October 28, 2003 and February 3, 2004, respectively; and

     (8) the description of our Common Stock, par value $0.10 per share, contained in the Registrant's Registration Statement on Form 8-A, as amended by Form 8, filed with the Securities and Exchange Commission on March 2, 1990 (SEC File No. 900-70376) and including any other amendments of reports filed for the purpose of updating such description.

     The information that we incorporate by reference is considered to be part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information.

     We will provide to you without charge a copy of any documents incorporated by reference into this prospectus, including the exhibits to such documents that we have specifically incorporated by reference in such documents. You may request copies by writing to us at Attn: Vice President - Finance and Administration, Graham Corporation, 20 Florence Avenue, Batavia, New York 14020 or telephoning us at (585) 343-2216.


                   FORWARD-LOOKING STATEMENTS

     Certain statements included in or incorporated by reference into this prospectus are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, including statements concerning our expectations, strategic objectives, business prospects, anticipated economic performance, financial condition and other similar matters are subject to risks and uncertainties, which could cause actual results to differ materially from those discussed in the forward-looking statements. Forward-looking statements speak only as of the date of the documents in which they are made. We disclaim any obligation or undertaking to provide any update or revision to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based. You should not place undue reliance on forward-looking statements.

                          RISK FACTORS

     Our customers are concentrated in cyclical industries.

     Historically, almost all of our revenues have been derived from sales to companies in the chemical, petrochemical, petroleum refining, and electrical power generating industries. Companies in these industries have historically experienced cyclical periods of contraction and expansion of their plants and facilities. Currently, in the United States, these industries are experiencing a protracted cycle of little expansion of existing facilities. For example, no new major petroleum refining facilities have been constructed in the United States for over 20 years. As a result, demand for our products has increasingly come from the construction of new facilities outside the United States and from the upgrading of existing facilities within the United States. While we believe that over the long run demand for our products will increase, we may not be successful in our efforts to continue to derive a greater portion of revenues from outside the United States, or the cyclical downturn in our customers' industries may continue. In addition, future export sales may not provide profit levels consistent with historical profitability.

     Our financial results may fluctuate.

     Our revenues and operating results can fluctuate significantly from period to period. Given the relatively high sale price of our products and variations in profit margins between our product lines, a limited number of product orders may account for a substantial portion of our revenues and profits in any particular period. As a result of these and other factors, we could experience significant fluctuations in revenues and operating results in future periods.

     Our technology may become obsolete.

     We believe that our future success depends, in part, upon our ability to enhance our existing products as well as develop and manufacture new products to meet the demands of our customers. If we fail to introduce new or enhanced products on a timely or cost-competitive basis, our business could be seriously harmed.

     We operate in a competitive marketplace and rely on a small number of product lines for a substantial portion of our revenue.

     The markets in which we operate are composed of other global and regional competitors, some of which have greater financial, engineering, manufacturing or other resources than we do. Although we believe that we are a leading manufacturer of steam jet ejectors and round steam surface condensers, we gather a small percentage of the market share in our other product areas. We may not be successful in capturing additional market share or maintaining our current market share. A decline in our sales of steam jet ejectors could seriously harm our business.

     The price of our common stock may decline due to this offering.

     Public trading in our common stock is characterized by a small trading volume. The addition of the shares offered hereby may create an excess of the supply of shares for sale over the demand for shares to be purchased, which may in turn lead to a decline in the price at which our common stock trades.

     Our success depends upon retaining the services of our executive management team.

     We are highly dependent on our executive management team.
We expect that our continued success will largely depend upon the efforts and abilities of members of our executive management team. The loss of the services of any key executive for any reason could have a material adverse effect upon us. Our success also depends upon our ability to identify, develop, and retain employees. The loss of some of our key employees could seriously harm our business.

     Our corporate structure may discourage takeover attempts.

     Our certificate of incorporation and by-laws contain certain provisions that may discourage potential takeover attempts that are not negotiated with our board of directors. As a result, these provisions may have the effect of precluding takeover attempts that you might otherwise deem to be in your best interests, or pursuant to which you might otherwise receive a substantial premium for your shares over market price. These provisions may also make it more difficult for our stockholders to acquire majority representation on our board of directors. These provisions provide, among other things, that:

     (1) our board of directors is divided into three classes with staggered terms, which means that only a portion of our board of directors may be elected at each annual meeting;

     (2) a supermajority vote of our stockholders must be obtained in order to consummate certain business combinations not approved in advance by our board of directors, such as our merger or dissolution;

     (3) our board of directors may issue additional shares of common stock or shares of preferred stock without the approval of our stockholders (including the issuance of such shares in connection with our stockholder rights plan);

     (4) cumulative voting, whereby a stockholder may cast as many votes for directors as he or she has shares of stock multiplied by the number of directors to be elected, is not permitted in connection with the election of our directors, which may have the effect of preventing the representation of minority stockholders on our board of directors; and

     (5) only the chairman of our board, the president, or the secretary at the request of at least seventy-five percent of our directors can call a special meeting of our stockholders.

     Our executive management team may have the ability to dominate stockholder voting.

     Our directors and executive officers currently hold or control the voting of approximately 22.6% of the outstanding shares of our common stock, either directly or through participation in employee benefit plans. Management's potential voting control could, together with additional stockholder support, defeat stockholder proposals requiring a supermajority vote. As a result, our management team could preclude or render more difficult a change in control of our company that certain stockholders may deem to be in their best interest and may also have the effect of perpetuating our existing management.

     Our remuneration plans and agreements may discourage takeovers.

     Our employment agreements with certain members of our management team and our stock option plans may provide for benefits and cash payments in the event of a change in control. These provisions may have the effect of increasing the cost of acquiring the company, which may discourage future takeover attempts.


                           OUR COMPANY

     We were incorporated in 1983 as a Delaware corporation. We are the successor to Graham Manufacturing Co., Inc., which was incorporated in 1936. We conduct our business operations in the United States and the United Kingdom.

     Our products function to produce a vacuum or to condense steam or otherwise transfer heat, or any combination of these tasks. Our condensers and ejectors accomplish this without any moving parts and, like our vacuum pumps, are available in all metals as well as in many non-metallic and corrosion resistant materials.

     Our equipment is used in a wide range of industrial process applications. Some of these industrial process applications include: power generation facilities, including fossil fuel plants and nuclear plants, as well as cogeneration plants and geothermal power plants that harness naturally occurring thermal energy; petroleum refineries; chemical plants; pharmaceutical plants; plastics plants; fertilizer plants; breweries and titanium plants; liquefied natural gas production; soap manufacturing; air conditioning systems; food processing plants and other process industries. Among these industrial process applications, the principal markets for our products are the chemical, petrochemical, petroleum refining, and electric power generating industries.

     Our products are sold by a combination of direct company sales engineers and independent sales representatives located in over 40 major cities in the United States and abroad.

United States operations

     Our United States operations consist of our engineering and manufacturing business in Batavia, New York. We have 252 employees in the United States as of February 28, 2004.

     We design and manufacture vacuum and heat transfer equipment at our Batavia, New York facilities, most of which is custom built for our customers. Products manufactured at our Batavia facility include steam jet ejector vacuum systems, surface condensers for steam turbines, liquid ring vacuum pumps and compressors and various types of heat exchangers, including helical coil exchangers marketed under the registered name "Heliflow"r and plate and frame exchangers.

United Kingdom operations

     Our United Kingdom operations are conducted through our wholly-owned subsidiary, Graham Precision Pumps Limited, which is based in Congleton, Cheshire, England. Graham Precision Pumps Limited is wholly-owned by Graham Vacuum & Heat Transfer Limited, which in turn is wholly-owned by us. Graham Vacuum and Heat Transfer Limited has no employees. Graham Precision Pumps Limited employs 57 people in the United Kingdom as of February 28, 2004.

     Graham Precision Pumps Limited manufactures vacuum and heat transfer equipment, most of which is custom built for customers. Products manufactured in our United Kingdom facility include liquid ring vacuum pumps, rotary piston pumps, oil sealed rotary vane pumps, atmospheric air operated ejectors, and complete vacuum pump systems that are factory assembled with self-supporting structure.

                         USE OF PROCEEDS

                  The shares will be offered by certain
individuals who acquire them upon exercise of options granted under the Plan for their personal accounts. The proceeds from such sales will be used by them for their personal benefit. We will not receive any of the proceeds from the sale of such shares.

                      SELLING STOCKHOLDERS

              The shares offered hereby will be issued to the selling stockholders upon exercise of options under the 2000 Graham Corporation Incentive Plan to Increase Shareholder Value. Each selling stockholder is a director or officer of ours, or both. With respect to each selling stockholder, the table that follows below sets forth:

          the name and principal position or positions held with us over the past three years;

          the number of shares of common stock beneficially owned prior to this offering;

          the number of shares of our common stock offered under this prospectus;

          the number of shares of our common stock beneficially owned by each selling stockholder following this offering, assuming the sale in this offering of all shares acquired by the selling stockholder pursuant to the 2000 Graham Corporation Incentive Plan to Increase Shareholder Value and registered under the registration statement of which this prospectus is a part; and

          the percentage of the total class of shares of our common stock (if one percent or more) beneficially owned by each selling stockholder following this offering, assuming the sale in this offering of all shares acquired by the selling stockholder pursuant to the 2000 Graham Corporation Incentive Plan to Increase Shareholder Value and registered under the registration statement of which this prospectus is a part.

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. We have calculated the percentage of our common stock beneficially owned by each selling stockholder based upon the 1,910,450 shares of our common stock outstanding after this offering.

Name       Title      Number Of    Number Of       Number Of     Percentage of
                      Shares       Shares Offered  Shares        Shares
                      Beneficially Pursuant to     Beneficially  Beneficially
                      Owned On     This Prospectus Owned After   Owned After
                      March 30,                    This Offering This Offering,
                      2004                                       If 1% Or More
-------------------------------------------------------------------------------
Helen H.    Director   123,307(1)      4,000          119,307        6.5%
Berkeley

Jerald D.   Director   32,250(2)       4,000           28,250        1.5%
Bidlack

Josh        Managing   14,340(3)       3,250           11,090         --
Bowmaker    Director,
            Graham
            Precision
            Pumps
            Limited

William C.  Director    3,250(4)       3,250            -0-           --
Denninger

Philip S.   Director   22,800(2)       4,000           18,800         --
Hill

H. Russell  Director   37,000(5)       4,000           33,000        1.7%
Lemcke

James J.    Director    3,250(4)        3,250           -0-           --
Malvaso

Cornelius   Director   22,050(2)        4,000          18,050         --
S. Van Rees

Alvaro      Director,  70,644(6)        9,600          61,044        3.2%
Cadena      President
            and Chief
            Executive
            Officer

J. Ronald   Vice       18,920(7)        3,000          15,920         --
Hansen      President-
            Finance &
            Admini-
            stration
            and Chief
            Financial
            Officer

James R.    Vice       14,408(8)        3,000          11,408         --
Lines       President-
            Marketing
            & Sales

Name       Title      Number Of    Number Of       Number Of     Percentage of
                      Shares       Shares Offered  Shares        Shares
                      Beneficially Pursuant to     Beneficially  Beneficially
                      Owned On     This Prospectus Owned After   Owned After
                      March 30,                    This Offering This Offering,
                      2004                                       If 1% Or More
-------------------------------------------------------------------------------
Philip      Vice       12,932(9)        3,000           9,932         --
Marks       President-
            Manufact-
            uring

Stephen P.  Vice       22,555(10)       3,000          19,555        1.2%
Northrup    President-
            Engineer-
            ing

(1) Includes 16,000 shares that may be acquired within 60 days upon exercise of stock options.

(2) Includes 13,000 shares that may be acquired within 60 days upon exercise of stock options.

(3) Includes 14,340 shares that may be acquired within 60 days upon exercise of stock options.

(4) Includes 3,250 shares that may be acquired within 60 days upon exercise of stock options.

(5) Includes 19,000 shares that may be acquired within 60 days upon exercise of stock options

(6) Includes 44,515 shares that may be acquired within 60 days upon exercise of stock options, and 1,687 shares held by our Employee Stock Ownership Plan trustee and allocated to Mr.
     Cadena's account as to which Mr. Cadena has sole voting power but no dispositive power, except in limited circumstances.

(7) Includes 10,200 shares that may be acquired within 60 days upon exercise of stock options, and 720 shares held by our Employee Stock Ownership Plan trustee and allocated to Mr.
     Hansen's account as to which Mr. Hansen has sole voting power but no dispositive power, except in limited circumstances.

(8) Includes 13,200 shares that may be acquired within 60 days upon exercise of stock options, and 1,114 shares held by our Employee Stock Ownership Plan trustee and allocated to Mr. Lines's account as to which Mr. Lines has sole voting power but no dispositive power, except in limited circumstances.

(9) Includes 12,340 shares that may be acquired within 60 days upon exercise of stock options, and 592 shares held by our Employee Stock Ownership Plan trustee and allocated to Mr. Marks's account as to which Mr. Marks has sole voting power but no dispositive power, except in limited circumstances.

(10) Includes 13,200 shares that may be acquired within 60 days upon exercise of stock options, and 1,355 shares held by our Employee Stock Ownership Plan trustee and allocated to Mr.
     Northrup's account as to which Mr. Northrup has sole voting power but no dispositive power, except in limited circumstances.


  The address of each selling stockholder is c/o Graham
Corporation, 20 Florence Avenue, Batavia, New York 14020.


                      PLAN OF DISTRIBUTION

     Shares covered by this prospectus may be offered for sale on the American Stock Exchange where they are listed. They may be offered from time to time in private transactions. The Company will not receive any proceeds from such sales.

     Each sale may be made either at the market price prevailing at the time of sale or at a negotiated price. Sales may be made through brokers or to dealers, and those brokers or dealers may receive compensation in the form of commissions or discounts not exceeding those customary in similar transactions. All expenses of registration incurred in connection with this offering are being borne by us, but all brokerage commissions and other expenses incurred by a selling stockholder will be borne by that selling stockholder.

     The selling stockholders and any dealer acting in connection with the offering or any broker executing a sell order on behalf of a selling stockholder may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of shares by a selling stockholder and any commissions or discounts received by any broker or dealer may be deemed to be underwriting compensation under the Securities Act. In addition, any broker or dealer may be required to deliver a copy of this prospectus to any person who purchases any of the shares from or through the broker or dealer.

     In order to comply with the securities laws of certain states, if applicable, the shares will be sold only through registered or licensed brokers or dealers. Sales of common stock must also be made by the selling stockholders in compliance with all other applicable securities laws and regulations.


                             EXPERTS

     The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended March 31, 2003 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated in this prospectus by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Batavia, State of New York, on this 30th day of March, 2004.

                                            GRAHAM CORPORATION


                                            By: /s/ Alvaro Cadena
                                                _________________

                                                President and Chief
                                                Executive Officer




                        Power of Attorney

     Know all men by this presents, that each person whose signature appears below constitutes and appoints Alvaro Cadena and William A. Smith, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, will all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                 Title                                Date

/s/Alvaro Cadena          Director, President and Chief        March 30, 2004
----------------          Executive Officer (Principal
Alvaro Cadena             Executive Officer)

/s/J. Ronald Hansen       Vice President - Finance &           March 30, 2004
-------------------       Administration and
J. Ronald Hansen          Chief Financial Officer
                          (Principal Financial Officer)

/s/Jerald D. Bidlack      Director and Chairman of the         March 30, 2004
--------------------      Board
Jerald D. Bidlack

/s/Helen H. Berkeley      Director                             March 30, 2004
--------------------
Helen H. Berkeley


/s/William C. Denninger   Director                             March 30, 2004
-----------------------
William C. Denninger


/s/Philip S. Hill         Director                             March 30, 2004
-----------------
Philip S. Hill

/s/H. Russel Lemcke       Director                             March 30, 2004
-------------------
H. Russel Lemcke

/s/James J. Malvaso       Director                             March 30, 2004
-------------------
James J. Malvaso

/s/Cornelius S. Van Rees  Director and Secretary               March 30, 2004
------------------------
Cornelius S. Van Rees

                        INDEX TO EXHIBITS




4.1 Certificate of Incorporation of Graham Corporation, as amended, incorporated by reference to Exhibit 3(a) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1989 (SEC File No. 900-46589), filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act.

4.2 By-Laws of Graham Corporation, incorporated by reference to Exhibit 3.2(ii) to the Registrant's
       Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003 (SEC File No. 001-08462), filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act.

4.3    2000 Graham Corporation Incentive Plan to Increase
       Shareholder Value, incorporated by reference to Appendix A to the Registrant's Proxy Statement dated
       June 29, 2001 for its 2001 Annual Meeting of
       Stockholders held on July 26, 2001, filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act.

*5.1 Opinion of Counsel as to legality of securities being registered

*23.1  Consent of Counsel (contained in Exhibit 5)

*23.2  Consent of Deloitte & Touche LLP

*24 Power of Attorney (included in the signature pages to the Registration Statement).

* Exhibits filed with this Post-Effective Amendment No. 1